Exhibit 10.37

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated as of the 12th day of February, 2021 amends the Employment Agreement, dated July 31, 2018 (the “Agreement”), by and between Adial Pharmaceuticals, Inc. (the “Company”), and William B. Stilley, III (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth below.

NOW THEREFORE, for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Term of Employment. Section 1.16 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.16. “Term of Employment” means the period commencing on the date hereof and ending on March 31, 2026.”

2. Annual Bonus. The first sentence of Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“During the Term of Employment, the Executive shall be eligible to earn an annual performance bonus based on the achievement of the performance goals established by the Board or a committee thereof in its sole discretion, with an annual target bonus opportunity of forty percent (40%) of the Base Salary and the potential to earn a higher bonus for above target performance, with the amount of any such bonus to be determined in the sole discretion of the Board or a committee thereof, in any case, excluding the Executive (the “Annual Bonus”).”

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Choice of Law. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflict of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Company:

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Joseph Truluck
Name:	Joseph Truluck
Title:	Chief Financial Officer

Executive:

/s/ William B. Stilley, III
WILLIAM B. STILLEY, III